Exhibit 99.1


   Pope Resources Reports First Quarter Net Income of $0.9 Million


    POULSBO, Wash.--(BUSINESS WIRE)--May 3, 2007--Pope Resources (Nasdaq:POPEZ) reported net income of $854,000, or $0.18 per diluted ownership unit, on revenues of $6.8 million for the first quarter ended March 31, 2007. This compares to net income of $5.3 million, or $1.11 per diluted ownership unit, on revenues of $16.1 million for the comparable period in 2006.

    Earnings before interest, taxes, depreciation, depletion, and amortization (EBITDDA) were $1.8 million for the current quarter versus $8.8 million for the comparable period in 2006.

    "Our significant decline in first quarter earnings compared to 2006 was due primarily to a 54% drop in harvest volume coupled with a 5% decline in average realized log prices," said David L. Nunes, President and CEO. "This decline in harvest volume was a result of a decision to shift more of our planned annual harvest volume to later in the year as a response to significantly weakened market dynamics associated with a softer housing market. As a result, we harvested just 18% of our planned annual harvest volume in the first three months of this year, which compares with 40% of our annual harvest during the first quarter of 2006."

    Operating income generated by our Fee Timber segment decreased to $2.4 million from $6.2 million in 2006, due to the aforementioned drop in harvest volume and decline in average realized log prices. Harvest volume for the first quarter of 2007 was 10 million board feet (MMBF) compared to 22 MMBF for the comparable quarter in 2006. Average log realizations declined by $30 per thousand board feet (MBF), or 5%, from $608 per MBF in the first quarter of 2006 to $578 per MBF in the first quarter of 2007. While prices for our bellwether domestic Douglas-fir sawlogs were down 10% for the quarter, our overall average realized log price declined at only half that rate due to a substantial increase in pulp log prices. These prices were up due to a regional curtailment of sawmill production which in turn resulted in higher chip prices given reduced availability of residual chip volume in the market. We took advantage of this market dynamic and shifted our harvest mix to include a higher proportion of lower quality pulpwood stands.

    Our Timberland Management & Consulting segment posted an operating loss of $131,000 versus operating income of $1.3 million for the comparable period in 2006. The primary factor contributing to this decline was a nonrecurring timberland disposition fee earned in the first quarter of 2006. We also had fewer acres under management in the current quarter compared to a year ago as a result of the disposition of client-owned property. This decline in acres under management was partially offset by the acquisition of 24,000 acres of timberland by ORM Timber Fund I, LP in the fourth quarter of 2006. On a positive note, we marked an important milestone this quarter with the first timber harvest coming from lands owned by the Fund. The financial results for Pope Resources' 20% ownership stake in the Fund are included in reported performance for our Fee Timber segment.

    Our Real Estate segment generated a loss in the first quarter of 2007 of $561,000 compared to an operating loss of $339,000 in 2006's comparable period. On the heels of record results in 2006 we did not have any closings in the first quarter of 2007 and anticipate that most of the Real Estate revenue generated in 2007 will result from recognizing approximately $8.6 million of deferred revenue from two transactions that closed last year.

    About Pope Resources

    Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 430,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

    This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; our ability to discover and to accurately estimate liabilities associated with our properties; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

    Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be an important measure of operating profitability, particularly when comparing results between different timber-owning companies because there are varying methods of calculating depletion expense under GAAP. With different issuers employing various calculation methodologies, disclosure of EBITDDA can make it easier for the reader to make meaningful comparisons between the operating results and cash-generating capabilities of different timber companies.

            Pope Resources, A Delaware Limited Partnership
                              Unaudited

                         CONSOLIDATED STATEMENTS OF OPERATING DATA
                      (all amounts in $000's, except per unit amounts)

                                Three months ended March 31,
                                2007                    2006
                       ----------------------- -----------------------

Revenues               $                6,787  $               16,083
Costs and expenses:
  Cost of sales                        (2,837)                 (6,425)
  Operating expenses                   (3,262)                 (3,473)
  Interest, net                             9                    (309)
                       ----------------------- -----------------------
    Total expenses                     (6,090)                (10,207)
Income before income
 taxes and minority
 interest                                 697                   5,876
  Income tax expense                       (7)                   (445)
                       ----------------------- -----------------------
Income before minority
 interest                                 690                   5,431
  Minority interest                       164                    (133)
                       ----------------------- -----------------------
Net income             $                  854  $                5,298
                       ======================= =======================

Weighted average units
 outstanding - Basic
 (000's)                                4,664                   4,635
Weighted average units
 outstanding - Diluted
 (000's)                                4,800                   4,753

Basic net income per
 unit                  $                 0.18  $                 1.14
Diluted net income per
 unit                  $                 0.18  $                 1.11


                                      CONSOLIDATED BALANCE SHEET DATA
                                          (All amounts in $000's)
                                          March 31,      December 31,
                                             2007            2006
                                       ---------------- --------------

Assets:
  Cash and short-term investments      $        27,952  $      32,194
  Other current assets                          10,055          8,933
  Roads and timber                              97,674         98,110
  Properties and equipment                      39,584         39,026
  Other assets                                   2,007          2,019
                                       ---------------- --------------
    Total                              $       177,272  $     180,282
                                       ================ ==============
Liabilities and partners' capital:
  Current liabilities                  $        12,886  $      14,775
  Long-term debt, excluding current
   portion                                      29,576         30,866
  Other long-term liabilities                      329            351
  Total liabilities                             42,791         45,992
  Minority interest-ORM Timber Fund I,
   LP                                           46,521         46,685
  Partners' capital                             87,960         87,605
                                       ---------------- --------------
    Total                              $       177,272  $     180,282
                                       ================ ==============

                         RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                                    (all amounts in $000's)

                                       Three months ended
                                31-Mar-07             31-Mar-06
                          --------------------- ----------------------
Net income                $                854  $               5,298
Added back:
  Interest, net                             (9)                   309
  Depletion                                711                  2,573
  Depreciation and
   amortization                            202                    185
  Income tax expense                         7                    445
                          --------------------- ----------------------
EBITDDA                   $              1,765  $               8,810
                          ===================== ======================


               RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                               (all amounts in $000's)

                                    Three months ended
                            31-Mar-07                31-Mar-06
                     ------------------------ ------------------------
Cash from operations $                  (811) $                 4,725
Added back:
  Change in
   working
   capital                             2,896                    3,918
  Minority
   interest                              164                        -
  Interest                                 -                      309
  Income tax
   expense                                 7                      445
Less:
  Deferred
   revenue                              (192)                    (275)
  Interest                                (9)                       -
  Deferred
   taxes                                   -                      (17)
  Minority
   interest                                -                     (133)
  Cost of land
   sold                                  (32)                     (13)
  Unit
   compensation                         (258)                    (149)
                     ------------------------ ------------------------
EBITDDA              $                 1,765  $                 8,810
                     ======================== ========================


                                                 SEGMENT INFORMATION
                                               (all amounts in $000's)

                                                  Three months ended
                                                 31-Mar-07  31-Mar-06
                                                ----------- ----------
Revenues:
  Fee Timber                                    $    6,192  $  13,724
  Timberland Management & Consulting (TM&C)            352      2,024
  Real Estate                                          243        335
                                                ----------- ----------
    Total                                            6,787     16,083
EBITDDA:
  Fee Timber                                         3,363      8,877
  TM&C                                                (110)     1,307
  Real Estate                                         (517)      (305)
  General & administrative                            (971)    (1,069)
                                                ----------- ----------
    Total                                            1,765      8,810
Depreciation, depletion and amortization:
  Fee Timber                                           794      2,645
  TM&C                                                  21         16
  Real Estate                                           44         34
  General & administrative                              54         63
                                                ----------- ----------
    Total                                              913      2,758
Operating income (loss):
  Fee Timber                                         2,405      6,232
  TM&C                                                (131)     1,296
  Real Estate                                         (561)      (339)
  General & administrative                          (1,025)    (1,004)
                                                ----------- ----------
    Total                                       $      688  $   6,185
                                                =========== ==========

                                                  SELECTED STATISTICS

                                                   Three months ended
                                                   31-Mar-07 31-Mar-06
                                                   --------- ---------
Log sale volumes (thousand board feet):
 Sawlogs
   Douglas-fir                                        7,116    16,440
   Whitewood                                            791     1,997
   Cedar                                                 60       359
   Hardwood                                             129       562
 Pulp
   All species                                        1,944     2,675
                                                   --------- ---------
   Total                                             10,040    22,033
                                                   ========= =========



                                                   Three months ended
                                                   31-Mar-07 31-Mar-06
                                                   --------- ---------
Average price realizations (per thousand board
 feet):
 Sawlogs
   Douglas-fir                                          611       681
   Whitewood                                            492       439
   Cedar                                              1,193       873
   Hardwood                                             671       598
 Pulp
   All species                                          467       251
Overall                                                 578       608

                                                   Three months ended
                                                   31-Mar-07 31-Mar-06
                                                   --------- ---------
Owned timber acres(A)                               137,708   114,513
Acres under management                              292,773   291,925
Capital expenditures ($000's)                         1,309     1,435
Depletion ($000's)                                      711     2,573
Depreciation ($000's)                                   202       185
Debt to total capitalization                             26%       31%
(A) Includes 24,000 acres owned by ORM Timber Fund I, LP (the Fund).


                                   QUARTER TO QUARTER COMPARISONS
                                        (Amounts in $000's)

                              Q1 2007 vs. Q1 2006  Q1 2007 vs. Q4 2006

                                     Total                Total
                               ------------------   ------------------

Net income:
  1st Quarter 2007             $             854    $             854
  4th Quarter 2006                                              7,793
  1st Quarter 2006                         5,298
                               ------------------   ------------------
     Variance                  $          (4,444)   $          (6,939)
                               ==================   ==================

Detail of earnings variance:
Fee Timber:
  Log price realizations(B)    $            (301)   $            (412)
  Log volumes(C)                          (7,300)               3,923
  Production costs                         1,744               (1,324)
  Depletion                                1,862                 (456)
  Other Fee Timber                           168                 (110)
Timberland Management &
 Consulting:
  Management fee changes                    (301)                (123)
  Disposition fees                        (1,343)                   -
  Other Timberland Mgmnt &
   Consulting                                217                   92
Real Estate:
  Land sales                                 (96)              (9,106)
  Other                                     (126)                 596
General & administrative
 costs                                       (21)                  25
Interest expense                             117                  (77)
Other (taxes, minority int.,
 interest inc.)                              936                   33
                               ------------------   ------------------
Total change in net income     $          (4,444)   $          (6,939)
                               ==================   ==================



(B) Price variance calculated by applying the change in price to current period volume.
(C) Volume variance calculated by applying the change in sales volume to the average log sales price for the prior period.


    CONTACT: Pope Resources
             Tom Ringo, VP & CFO, 360-697-6626
             Fax: 360-697-1156